Exhibit 4.3
First Supplement to Unit Agreement
     This FIRST SUPPLEMENT TO UNIT AGREEMENT (this “First Supplement”) is made and entered into this 12th day of September, 2008, between Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as successor Agent (the “Agent”) to The Bank of New York, supplementing the Unit Agreement, dated as of December 18, 2001, among the Company and the other parties hereto (together with this First Supplement, the “Unit Agreement”).
RECITALS:
     WHEREAS, pursuant to that certain Recapitalization and Distribution Agreement, dated June 1, 2008, by and between the Company and MetLife, Inc. (the “Recapitalization Agreement”), the Company has agreed to engage in a series of transactions pursuant to which the Company’s common stock, $0.01 par value, will be reclassified into class A common stock, $0.01 par value, of the Company;
     WHEREAS, the Company desires to amend the Unit Agreement to clarify the rights of a Holder (as defined in the Unit Agreement) upon the consummation of the Recapitalization (as defined in the Recapitalization Agreement);
     WHEREAS, pursuant to Section 8.1 of the Unit Agreement, the Company and the Agent have the authority to supplement the Unit Agreement;
     WHEREAS, the Company has requested that the Agent execute this First Supplement and, in connection with such request, has delivered to the Agent, pursuant to Section 8.3 of the Unit Agreement, an Opinion of Counsel stating that the execution of this First Supplement is authorized or permitted by the Unit Agreement; and
     WHEREAS, in connection with the amendment of the Unit Agreement, the Company desires to adjust the Form of Global Unit Certificate attached as Exhibit A to the Unit Agreement and issue a new Global Unit Certificate to the Agent in accordance with the terms and conditions of the Unit Agreement, as so amended.
W I T N E S S E T H:
     NOW, THEREFORE, for and in consideration of the premises, it is mutually agreed as follows:
     1. Any terms not defined in this Amendment shall have the meaning set forth in the Unit Agreement.
     2. The definition of “Common Stock” in Section 1.01 of the Unit Agreement shall be deleted in its entirety and replaced with the following text:

“Common Stock” means the class A common stock, par value $0.01 per share, of the Company, or any shares into which such class A common stock may be reclassified from time to time, pursuant to Section C(viii) of Article Three of the Company’s Amended and Restated Articles of Incorporation approved at the RGA special meeting of shareholders held on September 5, 2008, as the same meeting may be adjourned or postponed.
     3. Section 1.5 of the Unit Agreement shall be deleted in its entirety and replaced with the following text:
(a) Any notice or communication is duly and sufficiently given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested) telecopier (with receipt confirmed) or overnight air courier guaranteeing next day delivery, to the others’ address; provided that notice shall be deemed given to the Agent only upon receipt thereof:
If to the Agent, the Property Trustee, or the Warrant Agent:
The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle
Suite 1020
Chicago, Illinois 60602
Telecopier No.: 312-827-8542
Attention: Corporate Trust Administration
If to the Company:
Reinsurance Group of America, Incorporated
1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017
Telecopier No.: 636-736-7839
Attention: Chief Financial Officer
If to the Trust:
c/o Reinsurance Group of America, Incorporated
1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017
Telecopier No.: 636-736-7839
Attention: Chief Financial Officer
     4. The next-to-last paragraph of Section 5.1 of the Unit Agreement shall be deleted in its entirety and replaced with the following text:
The Trust Agreement provides that if, by 4:00 p.m. New York City time, on a Remarketing Date, the Remarketing Agent is unable to

2

remarket all of the Preferred Securities deemed tendered for purchase, a “Failed Remarketing” shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Clearing Agency, the Property Trustee, the Warrant Agent, the Indenture Trustee, the Administrative Trustees on behalf of the Trust and the Company. The Company shall then give notice of the Failed Remarketing to the Agent no later than 12:00 noon, New York City time, on the Business Day following the Failed Remarketing and the Agent will, in turn, give notice to the Holders of the Preferred Securities prior to the close of business on the Business Day following the Remarketing Settlement Date. In the event of a Failed Remarketing: (1) the Warrants will still be redeemed for cash, Common Stock, or a combination thereof (as applicable) in an amount equal to the Warrant Redemption Amount on the Redemption Date and (2) Holders of Warrants who have elected to exercise their Warrants (which final date for election will occur after the Remarketing Date) will be obligated to tender the applicable Exercise Price in cash.
     5. The Form of Global Unit Certificate, which is attached to the Unit Agreement as Exhibit A, shall be deleted in its entirety and replaced with the Form of Global Unit Certificate attached hereto as Exhibit A (the “New Form of Global Unit Certificate”).
     6. Except as expressly set forth in this First Supplement, the terms and provisions of the Unit Agreement shall be unchanged by this First Supplement and the Unit Agreement shall otherwise remain in full force and effect.
     7. The recitals contained herein shall be taken as the statements of the Company, and the Agent assumes no responsibility for their accuracy. The Agent makes no representations as to the validity or sufficiency of this First Supplement or the Securities.
     8. This First Supplement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.
     9. This First Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
Signature page follows.

3

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplement to Unit Agreement to be duly executed as of the day and year first above written.

REINSURANCE GROUP OF AMERICA, INCORPORATED
By:	/s/ William L. Hutton
	Name:	William L. Hutton
	Title:	Senior Vice President and Associate General Counsel

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as successor Agent to The Bank of New York
By:	/s/ M. Callahan
	Name:	M. Callahan
	Title:	Vice President

EXHIBIT A
FORM OF FACE OF UNIT CERTIFICATE
     “THIS CERTIFICATE IS A GLOBAL UNIT CERTIFICATE WITHIN THE MEANING OF THE UNIT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), OR A NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE UNIT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.”
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     THE CONSTITUENT COMPONENTS OF THIS UNIT MUST BE SEPARATED PRIOR TO TRANSFER (EXCEPT AS PART OF A UNIT) AS PROVIDED IN THE UNIT AGREEMENT.

Certificate No.:	CUSIP No.:
Number of Units:
REINSURANCE GROUP OF AMERICA, INCORPORATED
RGA CAPITAL TRUST I
Unit Security
     This Certificate certifies that                      is the registered Holder of the number of Units set forth above. Each Unit consists of (i) beneficial ownership by the Holder of one Preferred Security (the “Preferred Security”) of RGA Capital Trust I, a Delaware statutory business trust (the “Trust”), having a stated liquidation amount of $50, represented in global form by the Preferred Security Certificate attached hereto as Annex A and (ii) the rights and obligations of the Holder under one Warrant (the “Warrant”) initially to purchase                      shares of Common Stock represented in global form by the Warrant Certificate attached hereto as Annex B. All capitalized terms used herein which are defined in the Unit Agreement (as defined on the reverse hereof) have the meaning set forth therein.
     Distributions on any Preferred Security forming part of a Unit evidenced hereby, which are payable quarterly in arrears on                     ,                     ,                      and                      of each year, commencing on                      (a “Payment Date”), shall, subject to receipt thereof by the Agent, be paid to the Person in whose name this certificate (or a Predecessor Certificate) is registered at the close of business on the Record Date for such Payment Date, except that the proceeds of a Remarketing will be paid to the Warrant Agent in satisfaction of each Exercising Holder’s obligations to pay the Exercise Price of Warrants constituting a part of this Security.
     Distributions on the Preferred Securities will be payable at the office of the Agent in The City of New York or, at the option of Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), by (i) U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Register, or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder of Units in excess of $5,000,000, wire transfer in immediately available funds.
     Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Certificate shall not be entitled to any benefit under the Unit Agreement, the Warrant Agreement or the Trust Agreement or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed.

REINSURANCE GROUP OF AMERICA, INCORPORATED
By:
Name:
Title:

RGA CAPITAL TRUST I
By:
Name:
	Title:	Administrative Trustee

AGENT’S CERTIFICATE OF AUTHENTICATION
     This is one of the Certificates referred to in the within mentioned Unit Agreement.

Dated:	By:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Successor Agent to The Bank of New York

By:
Authorized Signatory

(FORM OF REVERSE OF CERTIFICATE)
     Each Unit evidenced hereby is governed by the Unit Agreement, dated as of December 18, 2001 (as may be amended or supplemented from time to time, the “Unit Agreement”), among the Company, the Trust, The Bank of New York, as Agent (including its successor, The Bank of New York Mellon Trust Company, N.A. and any other successor thereunder, the “Agent”), The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as Warrant Agent, and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as Property Trustee, to which Unit Agreement and amendments and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company, the Trust, and the Holders and of the terms upon which the Certificates are, and are to be, executed and delivered. Each Unit consists of (i) beneficial ownership by the Holder of one Preferred Security (the “Preferred Security”) of the Trust, having a stated liquidation amount of $50, represented in global form by the Preferred Security Certificate attached hereto as Annex A and (ii) the rights and obligations of the Holder under one Warrant (the “Warrant”) initially to purchase                      shares of Common Stock, represented in global form by the Warrant Certificate attached hereto as Annex B. Pursuant to the Unit Agreement, the rights, limitations or rights, obligations, duties and immunities of the Agent, the Company, the Trust, and the Holders, and the Certificates include the rights, obligations, duties and immunities set forth in the Operative Documents, to which reference is further made for a description thereof.
     The Company may, under the circumstances as set forth in the Warrant Agreement, cause a Redemption of the outstanding Warrants which form a part of this Security. In connection therewith, the Company will, as described in the Trust Agreement, cause a Remarketing of all Preferred Securities, as set forth in the Trust Agreement, the Indenture, as applicable, and the Remarketing Agreement, which form a part of this Security.
     In no event may a Holder pay the Exercise Price of a Warrant by tendering a Preferred Security. In accordance with the terms of the Trust Agreement and the Unit Agreement, the Holder of this Unit may pay the Exercise Price for the shares of Common Stock issuable pursuant to each Warrant constituting a part of this Unit by applying the proceeds of a Remarketing of the related Preferred Securities.
     A Holder of a Unit who does not affirmatively elect not to participate in a Remarketing on or prior to 5:00 p.m., New York City time on the Business Day immediately preceding the Remarketing Date, will be deemed to have consented to participation in such Remarketing. A Holder of a Unit who does not affirmatively elect on or prior to 5:00 p.m., New York City time, on the Business Day preceding a Remarketing Date to exercise the Warrants related to such Unit will be deemed to have consented to a Redemption of such Warrants on the Remarketing Settlement Date. The Remarketing Agent will use commercially reasonable efforts to remarket the related Preferred Securities pursuant to the terms of the Trust Agreement, the Indenture, as applicable, and the Remarketing Agreement.
     A Holder may exercise the Warrants which form a part of the Units evidenced by this Certificate at any time upon compliance with the procedures specified in the Warrant Agreement.

A Holder of a Unit evidenced by this Certificate who elects to exercise Warrants prior to the Remarketing Settlement Date shall have the right to require the Trust to exchange the related Preferred Securities for Debentures having an Accreted Value equal to the Accreted Value of such Preferred Securities and to require the Company to repurchase such Debentures on the next Required Repurchase Date which is no less than 93 days after the applicable exercise date.
     Upon receipt of notice of any meeting at which holders of Preferred Securities, Debentures or Warrants are entitled to vote or upon the solicitation of consents, waivers or proxies of holders of Preferred Securities, Debentures or Warrants, the Agent shall, as soon as practicable thereafter, mail to the Holders of Units a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each Holder of Units on the record date set by the Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Preferred Securities, Debentures or Warrants entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Preferred Securities, Debentures or Warrants underlying their Units and (c) stating the manner in which such instructions may be given. Upon the written request of the Holders of Units on such record date, received by the Agent at least 10 Business Days prior to such meeting, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Preferred Securities, Debentures or Warrants as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Unit, the Agent shall abstain from voting the Preferred Security, Debenture or Warrant evidenced by such Unit.
     Upon the liquidation of the Trust, a principal amount at maturity of the Debentures constituting the assets of the Trust and underlying the Preferred Securities at maturity equal to the aggregate stated liquidation amount of the Preferred Securities shall be delivered to the Agent in exchange for the Preferred Securities. Thereafter, the Holders shall have such rights and obligations with respect to the Debentures as the Holders had in respect of the Preferred Securities and any reference herein to the Preferred Securities shall be deemed to be a reference to the Debentures.
     The Certificates are issuable only in registered form and only in denominations of a single Unit and any integral multiple thereof. The transfer of any Certificate will be registered and Certificates may be exchanged as provided in the Unit Agreement. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Unit Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Unit shall be separable into its components, and Units may be recreated as provided in the Unit Agreement; provided, however, this Certificate shall not represent more than [Number of Units Initially Issued] Units. All such adjustments to the equivalent aggregate principal amount at maturity of this Certificate shall be duly recorded by placing an appropriate notation on the Schedule attached hereto.
     The Holder of this Certificate, by its acceptance hereof, expressly withholds any consent to the assumption (i.e., affirmance) of the Warrant Agreement or the Warrants by the Company

or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code.
     The Holder of this Certificate, by its acceptance hereof, expressly agrees to be bound by the terms and provisions of the Unit Agreement, the Warrant Agreement and the Trust Agreement.
     Subject to certain exceptions, the provisions of the Unit Agreement may be amended with the consent of the Holders of a majority in number of the Units.
     The Company, the Trust, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Certificate is registered as the owner of the Security evidenced hereby for the purpose of receiving payments of distributions payable quarterly on the Preferred Securities and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.
     The Warrants shall not, prior to the exercise thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.
     A copy of each of the Operative Documents is available for inspection at the offices of the Agent.
     This Unit shall be governed by, and construed in accordance with, the laws of the State of New York. Without limiting the foregoing, (i) matters pertaining to the Preferred Securities governed by the Trust Agreement shall be governed by and construed in accordance with the laws of Delaware and (ii) the validity of the Warrant Shares shall to the extent provided in the Warrant Agreement be governed by and construed in accordance with Missouri law. No representation is made as to the correctness of the CUSIP numbers either as printed on the Securities or as contained in any notice of a Redemption. Reliance may be placed only on the other identification numbers printed on the Securities, and any such Redemption shall not be affected by any defect in or omission of such numbers.

ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common
UNIF GIFT MIN ACT -	Custodian

	(cust)	(minor)

Under Uniform Gifts to Minors Act of

TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

          (Please Print or Type Name and Address Including Postal Zip Code of Assignee) the within Certificates and all rights thereunder, hereby irrevocably constituting and appointing ___ attorney to transfer said Certificates on the books of [                    ] with full power of substitution in the premises.

Dated:

Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:

[TO BE ATTACHED TO GLOBAL CERTIFICATES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL UNIT CERTIFICATE
          This Global Unit Certificate shall represent                      Securities unless otherwise indicated below.
     The following increases or decreases in this Global Unit Certificate have been made:

Number of Units
	Amount of decrease in	Amount of increase in	evidenced by this
	Number of Units	Number of Units	Global Unit Certificate	Signature of
	evidenced by the	evidenced by the	following such	authorized officer of
Date	Global Unit Certificate	Global Unit Certificate	decrease or increase	Agent

ANNEX A
[FORM OF PREFERRED SECURITY CERTIFICATE]
[THIS PREFERRED SECURITY IS A GLOBAL PREFERRED SECURITY CERTIFICATE WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “CLEARING AGENCY”), OR A NOMINEE OF THE CLEARING AGENCY. THIS PREFERRED SECURITY IS EXCHANGEABLE FOR PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT, AND NO TRANSFER OF THIS PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS PREFERRED SECURITY AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CLEARING AGENCY TO RGA CAPITAL TRUST I OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE CLEARING AGENCY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE CLEARING AGENCY), AND EXCEPT AS OTHERWISE PROVIDED IN THE TRUST AGREEMENT, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.] 1
CERTIFICATE EVIDENCING PREFERRED SECURITIES

of

RGA CAPITAL TRUST I

5.75% Cumulative Trust Preferred Securities

(stated liquidation amount $50 per Preferred Security)

Certificate No.:	Number of Preferred Securities

CUSIP No.:

[1]	Insert in Global Preferred Securities only.

          RGA Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the “Trust”), hereby certifies that                      (the “Holder”) is the registered owner of                      Preferred Securities, [as increased or decreased as provided for in Schedule A hereto]2 of the Trust representing undivided beneficial ownership interests in the assets of the Trust, which are designated the “Preferred Securities” Liquidation Amount $50 per Preferred Security (the “Preferred Securities”). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in the Trust Agreement. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities represented hereby are issued pursuant to, and shall in all respects be subject to, the provisions of the Amended and Restated Trust Agreement of the Trust, dated as of December 18, 2001 (as the same may be amended from time to time (the “Trust Agreement”), among Reinsurance Group of America, Incorporated, as Depositor, Jack B. Lay, A. Greig Woodring and Todd C. Larson, as Administrative Trustees, The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as Property Trustee, and The Bank of New York (Delaware), as Delaware Trustee. Capitalized terms used but not defined herein shall have the meaning given them in the Trust Agreement. The Holder is entitled to the benefits of the Guarantee Agreement, dated as of December 18, 2001, between Reinsurance Group of America, Incorporated, as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as Guarantee Trustee, in respect of the Preferred Securities and the Common Securities. The Depositor will provide a copy of the Trust Agreement, the Guarantee Agreement and the Indenture (including any supplemental indenture) to a Holder without charge upon written request to the Depositor at its principal place of business.
          Upon receipt of this certificate, the Holder is bound by the Trust Agreement, Indenture and Guarantee and Indenture and is entitled to the benefits thereunder.
          By acceptance, the Holder agrees to treat the Unit as an investment unit consisting of a Preferred Security and a Warrant, and to allocate the purchase price as set forth in the Unit Agreement.
          By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Preferred Securities as evidence of undivided beneficial ownership interests in the Debentures.

[2]	Insert for a Global Preferred Security Certificate.

     IN WITNESS WHEREOF, the Trust has executed this certificate this                      day of                                         , 2001.

RGA CAPITAL TRUST I
By:
Name:
Administrative Trustee

PROPERTY TRUSTEE’S CERTIFICATE
OF AUTHENTICATION
This is one of the Preferred Securities referred to
in the within-mentioned Trust Agreement.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as successor Property Trustee to The Bank of New York

By:
Authorized Signatory
Dated:                     , 2001

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security Certificate to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)
and irrevocably appoints                                                              Agent to transfer this Preferred Security Certificate on the books and records of the Trust. The Agent may substitute another to act for him.
Date:
Signature:
(Sign exactly as your name appears on the Preferred Security Certificate)
Signature Guarantee*:

*	Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL PREFERRED SECURITY CERTIFICATE]
FORM OF SCHEDULE OF INCREASES OR DECREASES IN
GLOBAL PREFERRED SECURITY
          This Global Preferred Security Certificate shall represent                      Preferred Securities unless otherwise indicated below.
          The following increases or decreases in this Global Preferred Security Certificate have been made:

Number of Preferred
Securities evidenced by
	Amount of decrease in	Amount of increase in	this
	Number of Preferred	Number of Preferred	Global Preferred
	Securities evidenced by	Securities evidenced by	Security Certificate
	this Global Preferred	this Global Preferred	following such	Signature of authorized
Date	Security Certificate	Security Certificate	decrease or increase	officer of Agent

ANNEX B
[FORM OF WARRANT CERTIFICATE]
THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE UNIT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), OR A NOMINEE OF THE DEPOSITARY (“DTC”). THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS GIVEN TO IT IN THE WARRANT AGREEMENT REFERRED TO HEREIN.
WARRANTS TO PURCHASE COMMON STOCK OF
REINSURANCE GROUP OF AMERICA, INCORPORATED

No.:	Certificate for ___Warrants
CUSIP No.	Number of Warrants given to it on Schedule A hereto

     THIS CERTIFIES THAT                     ., or its registered assigns, is the registered holder of the number of Warrants given to it above (the “Warrants”) as increased or decreased as provided for in Schedule A hereto. Each Warrant entitles the holder thereof (the “Holder”), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”),                      shares, subject to certain adjustments as set forth in the Warrant Agreement, of Common Stock at the Exercise Price. This Warrant Certificate shall terminate and

become void, and the related Warrants shall expire, as of 5:00 p.m., New York City time, on                      (the “Expiration Date”), as such expiration date may be extended pursuant to Section 3.01 of the Warrant Agreement or the date the Warrants are redeemed by the Company pursuant to the terms of the Warrant Agreement, as described below or upon the earlier exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants shall be subject to adjustment from time to time as given to it in the Warrant Agreement.
     This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of December 18, 2001, as amended by Amendment No. 1, dated as of September  , 2008, and as the same may be amended from time to time (the “Warrant Agreement”), between the Company and The Bank of New York, as warrant agent (the “Warrant Agent,” which term includes The Bank of New York Mellon Trust Company, N.A., as successor Warrant Agent, and any other successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings given to it in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent at its address for notices specified in the Warrant Agreement.
     Subject to redemption as described below, the Holder of this Warrant Certificate shall have the right, prior to the Expiration Date, at such Holder’s option, to exercise the related Warrant and purchase the Exercise Amount (subject to certain adjustments given to it in the Warrant Agreement) of Common Stock at the Exercise Price, provided that the Exercise Conditions are met as of such date. If the Warrant evidenced by this Warrant Certificate is not exercised at or before 5:00 p.m., New York City time, on its Expiration Date, such Warrant shall become void, and all rights of the Holder of this Warrant Certificate hereunder and under the Warrant Agreement shall cease. The Warrant or Warrants evidenced by this Warrant Certificate may be exercised by giving notice to the Warrant Agent no later than 5:00 p.m., New York City time, on the Business Day preceding the proposed date of exercise of such Warrants, separating the Warrant from the Unit, if part of such Unit, and completing the form of election to purchase given to it on the reverse hereof and otherwise complying with the Applicable Procedures, and delivering the same, together with this Warrant Certificate (if this Warrant Certificate shall then be held in definitive form), to the Warrant Agent no later than 5:00 p.m., New York City time, on the date of such exercise, together with a Cash Payment (unless, in accordance with the Warrant Agreement, a Remarketing Payment is to be made). In no event may a Holder satisfy its obligation to pay the Exercise Price by tendering Preferred Securities.
     On the date of exercise of the Warrant or Warrants evidenced by this Warrant Certificate, the Company shall issue, and the Warrant Agent shall deliver, to or upon the order of the Holder hereof, the Exercise Amount of Common Stock to which such Holder is entitled, registered in such name or names as may be directed by such Holder. The date on which this Warrant Certificate and payment are received by the Warrant Agent shall be deemed to be the date on which the related Warrant is exercised and the related Common Stock is issued.

     Notwithstanding anything to the contrary in this Warrant Certificate or in the Warrant Agreement, (i) no fractional shares of Common Stock shall be issued by the Company upon the exercise of any Warrant, (ii) if more than one Warrant shall be exercised at the same time by the same Holder, the number of shares of Warrant Shares issuable in connection with such exercise shall be computed on the basis of the aggregate Exercise Amount of the Warrants so exercised, and (iii) on the date a Holder exercises such Holder’s Warrant, the Company shall pay such Holder an amount in cash equal to the then-current Market Price (multiplied by the related fraction) of Common Stock for such fractional shares, computed to the nearest whole cent.
     If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall countersign and deliver, a new Warrant Certificate evidencing the number of Warrants remaining unexercised.
     The “Exercise Conditions” require that, with respect to any Warrant on any date on which such Warrant is or is proposed to be exercised by the Holder thereof:
          (a) the Company shall have a registration statement in effect under the Securities Act covering the issuance and sale of the related Exercise Amount of Common Stock upon exercise of such Warrant or the issuance and sale (and resale) of the related Exercise Amount of Common Stock upon exercise of such Warrant is exempt from the registration requirements of the Securities Act;
          (b) such shares of Common Stock have been registered, qualified or are deemed to be exempt under applicable state securities laws; and
          (c) to the extent required by applicable law, a then current prospectus relating to the Common Stock shall be delivered to such exercising Holder.
     As provided in the Warrant Agreement, the number of shares of Warrant Shares issuable upon the exercise of the Warrants is subject to an anti-dilution adjustment upon the happening of certain events. The Warrant Agreement also provides for certain adjustments and/or distributions in the event of certain events relating to a merger or combination of the Company, and similar events.
     Subject to satisfaction of the Redemption Conditions, the Company may elect to cause a Redemption of the Warrants, and a contemporaneous remarketing of the Preferred Securities, for cash or in its Common Stock or a combination thereof, in an amount equal to the Warrant Redemption Amount, in accordance with the Warrant Agreement, the Trust Agreement and the Unit Agreement.
     A Holder may elect to exercise a Warrant in lieu of Redemption, if (A) such Warrant is held as a component of a Unit, and such Holder has opted out of participating in the Remarketing, by notice given to the Warrant Agent and the Unit Agent; or (B) such Warrant is not held as a component of a Unit, by notice given to the Warrant Agent, in each case prior to 5:00 p.m., New York City time, on the Business Day prior to the related Redemption Date. In the absence of an election to exercise a Warrant in lieu of a Redemption, a Holder will be deemed to have elected to have its Warrants redeemed on the Redemption Date.
     If a Holder elects to exercise a Warrant pursuant to the preceding paragraph, then such Holder must tender the Exercise Price for such Warrant as a Cash Payment, and must follow certain procedures given to it in the Warrant Agreement; provided, however, that if (i) such Warrant is, on the Remarketing Date, held pursuant to the Unit Agreement, (ii) such Holder has not opted out of participating in the Remarketing, and (iii) a Successful Remarketing shall have occurred, then the Exercise Price of such Warrant will be paid by a Remarketing Payment, and the Property Trustee will, in connection with such Remarketing Payment, apply the proceeds of the Remarketing of the related Preferred Security in accordance with the terms of the Remarketing Agreement and the Unit Agreement.
     Any Warrant so redeemed or exercised will, upon such redemption or exercise, cease to be outstanding.
     If a Redemption cannot occur because of an inability, following the Company’s best efforts, to satisfy the Redemption Conditions, the Company will promptly notify the Warrant Agent and each Holder (at its address specified in the Warrant Register) thereof. Such event will not constitute a default under the Warrant Agreement so long as the Company is using its best efforts to satisfy the Redemption Conditions and to otherwise comply with the provisions thereof; and the Company may, under such circumstances, subsequently seek to remarket the Preferred Securities and contemporaneously redeem the Warrants.
     The Warrants are subject to redemption, at the Holder’s option, upon a Change of Control as set forth in the Warrant Agreement.
     The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to the Warrant Agreement, but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the issuance of the Common Stock.
     This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants, in accordance with the Warrant Agreement.
     All Warrant Shares, upon issuance, shall be duly and validly issued and fully paid and non-assessable.
     The holder in whose name this Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of this Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.
     Neither this Warrant Certificate, nor the Warrant evidenced hereby, entitles the Holder hereof to any of the rights of a shareholder of the Company.
[Signature page follows.]

     This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned and authenticated by the Warrant Agent.

REINSURANCE GROUP OF AMERICA, INCORPORATED
By:
Name:
Title:

DATED:
Authenticated and Countersigned:

THE BANK OF NEW YORK TRUST
COMPANY, N.A, as successor Warrant Agent
to The Bank of New York

By
Authorized Signatory

REVERSE OF WARRANT CERTIFICATE
FORM OF ELECTION TO EXERCISE WARRANT TO PURCHASE COMMON STOCK
(to be executed only upon exercise of Warrants)
REINSURANCE GROUP OF AMERICA, INCORPORATED
     The undersigned hereby irrevocably elects to exercise ___ Warrants at an Exercise Price of $                     per Warrant to acquire the Exercise Amount (as determined pursuant to the Warrant Agreement) per Warrant of Common Stock of Reinsurance Group of America, Incorporated on the terms and conditions specified within this Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein and directs that the shares of Common Stock deliverable upon such exercise be registered or placed in the name and at the address specified below and delivered thereto.
     The signature below must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed.
Dated:                     , ____

(Signature of Holder)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

(Signature must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities Exchange Commission Rule 17Ad-5)
Common Stock to be issued to:
Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised Warrants represented by the Warrant Certificate to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

SCHEDULE A
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL WARRANT CERTIFICATE
          This Global Certificate shall represent __ Warrants unless otherwise indicated below.
     The following increases or decreases in this Global Warrant Certificate have been made:

Number of Warrants
	Amount of decrease	Amount of increase	evidenced by the
	in Number of	in Number of	Global Warrant
	Warrants evidenced	Warrants evidenced	Certificate following	Signature of
	by the Global	by the Global	such decrease or	authorized officer of
Date	Warrant Certificate	Warrant Certificate	increase	Agent